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                                                                    EXHIBIT 23.4

              WARNER-LAMBERT COMPANY AND CONSOLIDATED SUBSIDIARIES
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of American Home Products Company of our report dated January 25, 1999, except for Note 1, as to which the date is December 17, 1999, relating to the financial statements of Warner-Lambert Company, which appears in the Current Report on Form 8-K of Warner-Lambert Company dated December 17, 1999. We also consent to the incorporation by reference our report dated January 25, 1999 relating to the financial statements, which appears in Warner-Lambert Company's Annual Report to Shareholders of Warner-Lambert Company, which is incorporated by reference in Warner-Lambert Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1998 (such financial statements have not been restated to give effect to the pooling of interests business combination consummated with Agouron Pharmaceuticals, Inc. on May 17, 1999). We also consent to the incorporation by reference of our report dated January 25, 1999 relating to the Financial Statement Schedule, which appears in such Annual Report on Form 10-K, as amended (such financial statement schedule has not been restated to give effect to the pooling of interests business combination consummated with Agouron Pharmaceuticals, Inc. on May 17, 1999). We also consent to the reference to us under the heading "Experts" in such Prospectus.

PricewaterhouseCoopers LLP

400 Campus Drive
Florham Park, New Jersey
December 17, 1999